Hilites

Talisman Energy Inc.			Exhibit 3
Highlights

	Three months ended
	March 31
	2003	2002
Financial
(millions of Canadian dollars unless otherwise stated)
Cash flow	845	577
Net income (1)	573	101
Exploration and development expenditures	455	562
Per common share (dollars)
Cash flow (1)	6.52	4.31
Net income (2)	4.37	0.71
Production
(daily average)
Oil and liquids (bbls/d)
North America	58,878	60,670
North Sea	108,759	132,718
Southeast Asia	21,360	23,034
Algeria	2,902	-
Sudan	52,882	58,608
Synthetic oil	2,588	2,941
Total oil and liquids	247,369	277,971
Natural gas (mmcf/d)
North America	870	823
North Sea	136	119
Southeast Asia	90	102
Total natural gas	1,096	1,044
Total mboe/d	430	452
Prices (3)
Oil and liquids ($/bbl)
North America	42.74	26.82
North Sea	46.14	33.87
Southeast Asia	47.08	32.84
Algeria	40.33	-
Sudan	43.89	29.35
Crude oil and natural gas liquids	44.85	31.27
Synthetic oil	47.17	32.13
Total oil and liquids	44.87	31.28
Natural gas ($/mcf)
North America	8.03	3.29
North Sea	4.93	5.04
Southeast Asia	6.09	3.96
Total natural gas	7.48	3.55
Total ($/boe) (includes synthetic)	44.88	27.44

(1) Net income and cash flow per common share are before deducting preferred security charges.
(2) Net income per common share is after deducting preferred security charges.
(3) Prices are before hedging.

BalSheet

Talisman Energy Inc.
Consolidated Balance Sheets

	March 31	December 31
(millions of Canadian dollars)	2003	2002
Assets
Current
Cash and short-term investments	558	27
Accounts receivable	833	719
Inventories	126	147
Prepaid expenses	19	24
	1,536	917

Accrued employee pension benefit asset	66	67
Other assets	84	99
Goodwill	455	469
Property, plant and equipment	9,293	10,042
	9,898	10,677
Total assets	11,434	11,594

Liabilities
Current
Accounts payable and accrued liabilities	813	803
Income and other taxes payable	252	186
	1,065	989

Deferred credits	58	57
Provision for future site restoration	764	813
Long-term debt	2,598	2,997
Future income taxes	2,197	2,236
	5,617	6,103

Shareholders' equity
Preferred securities	431	431
Common shares	2,743	2,785
Contributed surplus	73	75
Cumulative foreign currency translation	(61)	140
Retained earnings	1,566	1,071
	4,752	4,502
Total liabilities and shareholders' equity	11,434	11,594

See accompanying notes.
Interim statements are not independently audited.

Income

Talisman Energy Inc.
Consolidated Statements of Income

Three months ended March 31
(millions of Canadian dollars)	2003	2002
Revenue
Gross sales	1,643	1,163
Less royalties	326	195
Net sales	1,317	968
Other	23	21
Total revenue	1,340	989

Expenses
Operating	294	256
General and administrative	39	31
Depreciation, depletion and amortization	361	359
Dry hole	72	27
Exploration	49	37
Interest on long-term debt	40	38
Other	(7)	51
Total expenses	848	799
Gain on sale of Sudan operations	296	-
Income before taxes	788	190
Taxes
Current income tax	92	51
Future income tax	90	(3)
Petroleum revenue tax	33	41
	215	89
Net income	573	101
Preferred security charges, net of tax	6	6
Net income available to common shareholders	567	95

Per common share (Canadian dollars)
Net income	4.37	0.71
Diluted net income	4.32	0.70
Average number of common shares outstanding (millions)	130	134
Diluted number of common shares outstanding (millions)	131	136

See accompanying notes.

Consolidated Statements of Retained Earnings

Three months ended March 31 (millions of Canadian dollars)	2003	2002

Retained earnings, beginning of period	1,071	787
Net income	573	101
Purchase of common shares	(72)	-
Preferred security charges, net of tax	(6)	(6)
Retained earnings, end of period	1,566	882

Cashflow

Talisman Energy Inc.
Consolidated Statements of Cash Flows

Three months ended March 31
(millions of Canadian dollars)	2003	2002
Operating
Net income	573	101
Items not involving current cash flow	223	439
Exploration	49	37
Cash flow	845	577
Deferred gain on unwound hedges	(3)	(12)
Changes in non-cash working capital	(76)	(18)
Cash provided by operating activities	766	547
Investing
Proceeds on sale of Sudan operations	1,012	-
Capital expenditures
Exploration, development and corporate	(461)	(568)
Acquisitions	(384)	(5)
Proceeds of resource property dispositions	10	4
Investments	(1)	-
Changes in non-cash working capital	(38)	53
Cash provided by (used in) investing activities	138	(516)
Financing
Long-term debt repaid	(557)	(516)
Long-term debt issued	292	484
Common shares (purchased) issued	(116)	20
Preferred security charges	(10)	(11)
Deferred credits and other	18	(9)
Cash used in financing activities	(373)	(32)
Net increase (decrease) in cash	531	(1)
Cash and short-term investments, beginning of period	27	17
Cash and short-term investments, end of period	558	16

See accompanying notes.

SegInfo

8. Segmented Information
Three months ended March 31

	North America (1)		North Sea (2)		Southeast Asia (3)		Algeria		Sudan		Other		Total
(millions of Canadian dollars)	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
Revenue
Gross sales	818	431	475	467	132	106	9	-	209	159	-	-	1,643	1,163
Royalties	181	81	4	27	39	27	5	-	97	60	-	-	326	195
Net sales	637	350	471	440	93	79	4	-	112	99	-	-	1,317	968
Other	13	10	10	11	-	-	-	-	(1)	-	1	-	23	21
Total revenue	650	360	481	451	93	79	4	-	111	99	1	-	1,340	989
Segmented expenses
Operating	99	84	154	138	21	19	2	-	18	15	-	-	294	256
DD&A	168	152	153	162	19	22	2	-	19	23	-	-	361	359
Dry hole	25	16	47	-	-	-	-	-	-	-	-	11	72	27
Exploration	23	18	3	4	4	2	-	-	5	2	14	11	49	37
Other	(13)	(13)	1	63	1	-	-	-	-	-	-	2	(11)	52
Total segmented expenses	302	257	358	367	45	43	4	-	42	40	14	24	765	731
Segmented income before taxes	348	103	123	84	48	36	-	-	69	59	(13)	(24)	575	258
Non-segmented expenses
General and administrative													39	31
Interest on long-term debt													40	38
Gain on sale of Sudan operations													(296)	-
Currency translation													4	(1)
Total non-segmented expenses													(213)	68
Income before taxes													788	190
Capital expenditures
Exploration	135	107	15	27	15	4	(3)	1	7	5	14	34	183	178
Development	123	178	66	122	65	46	18	17	(5)	20	5	1	272	384
Exploration and development	258	285	81	149	80	50	15	18	2	25	19	35	455	562
Property acquisitions													384	5
Proceeds on dispositions													(10)	(4)
Other non-segmented													6	6
Net capital expenditures (4)													835	569
Property, plant and equipment	5,368	4,955	2,573	2,921	1,063	1,093	233	244	-	772	56	57	9,293	10,042
Goodwill	290	291	42	46	123	132	-	-	-	-	-	-	455	469
Other	1,002	350	392	387	189	205	15	6	-	56	22	12	1,620	1,016
Segmented assets	6,660	5,596	3,007	3,354	1,375	1,430	248	250	-	828	78	69	11,368	11,527
Non-segmented assets													66	67
Total assets (5)													11,434	11,594
(1) North America			2003	2002				(3)	Southeast Asia				2003	2002
Revenues	Canada		597	360					Revenues			Indonesia	75	67
	US		53	-								Malaysia	12	12
			650	360								Vietnam	6	-
Property, plant and equipment (5)	Canada		4,913	4,848									93	79
	US		455	107					Property, plant and equipment			Indonesia	465	515
			5,368	4,955								Malaysia	585	565
												Vietnam	13	13
(2) North Sea			2003	2002									1,063	1,093
Revenues	United Kingdom		471	442
	Netherlands		10	9
			481	451
Property, plant and equipment	United Kingdom		2,532	2,875
	Netherlands		41	46
			2,573	2,921
(4) Excluding corporate acquisitions.
(5) Current year represents balances as at March 31, prior year represents balances as at December 31.

Ratios

Talisman Energy Inc.
Consolidated Financial Ratios
March 31, 2003

The following financial ratios are provided in connection with the Company's continuous offering of medium term notes pursuant to the short form prospectus dated March 27, 2002 and a prospectus supplement dated March 28, 2002, and are based on the corporation's consolidated financial statements that are prepared in accordance with accounting principles generally accepted in Canada.

The asset coverage ratios are calculated as at March 31, 2003.
The interest coverage ratios are for the 12 month period then ended.

	Preferred	Preferred
	Securities	Securities
	as equity (5)	as debt (6)
Interest coverage (times)
Income (1)	10.22	8.19
Cash flow (2)	20.13	16.12
Asset coverage (times)
Before deduction of future income taxes and deferred credits (3)	3.99	3.41
After deduction of future income taxes and deferred credits (4)	2.83	2.42

(1) Net income plus income taxes and interest expense; divided by the sum of interest expense and capitalized interest.
(2) Cash flow plus current income taxes and interest expense; divided by the sum of interest expense and capitalized interest.
(3) Total assets minus current liabilities; divided by long-term debt.
(4) Total assets minus current liabilities and long-term liabilities excluding long-term debt; divided by long-term debt.
(5) The Company's preferred securities are classified as equity and the related charges have been excluded from interest expense.
(6) Reflects adjusted ratios, had the preferred securities been treated as debt and the related charges been included in interest expense.

Netbacks

Talisman Energy Inc.
Product Netbacks

		Three months ended
		March 31
(C$ - production before royalties)		2003	2002
North America	Oil and liquids ($/bbl)
	Sales price	42.74	26.82
	Hedging (gain)	4.38	(0.77)
	Royalties	9.27	5.90
	Operating costs	6.27	5.48
		22.82	16.21
	Natural gas ($/mcf)
	Sales price	8.03	3.29
	Hedging (gain)	0.32	(0.42)
	Royalties	1.69	0.67
	Operating costs	0.76	0.66
		5.26	2.38
North Sea	Oil and liquids ($/bbl)
	Sales price	46.14	33.87
	Hedging (gain)	3.74	(0.74)
	Royalties	0.09	1.60
	Operating costs	14.04	10.27
		28.27	22.74
	Natural gas ($/mcf)
	Sales price	4.93	5.04
	Hedging (gain)	-	-
	Royalties	0.25	0.79
	Operating costs	0.58	0.45
		4.10	3.80
Southeast Asia (1)	Oil and liquids ($/bbl)
	Sales price	47.08	32.84
	Hedging (gain)	4.30	(0.76)
	Royalties	18.71	12.34
	Operating costs	8.37	7.16
		15.70	14.10
	Natural gas ($/mcf)
	Sales price	6.09	3.96
	Hedging (gain)	-	-
	Royalties	0.34	0.20
	Operating costs	0.64	0.42
		5.11	3.34
Algeria	Oil ($/bbl)
	Sales price	40.33	-
	Hedging (gain)	4.40	-
	Royalties	20.16	-
	Operating costs	6.23	-
		9.54	-
Sudan	Oil ($/bbl)
	Sales price	43.89	29.35
	Hedging (gain)	-	(0.75)
	Royalties	20.34	11.32
	Operating costs	3.73	2.89
		19.82	15.89
Total Company	Oil and liquids ($/bbl)
	Sales price	44.85	31.27
	Hedging (gain)	3.14	(0.75)
	Royalties	8.53	5.52
	Operating costs	9.36	7.38
		23.82	19.12
	Natural gas ($/mcf)
	Sales price	7.48	3.55
	Hedging (gain)	0.25	(0.33)
	Royalties	1.40	0.63
	Operating costs	0.72	0.61
		5.11	2.64

(1) Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations.

NetProd

Talisman Energy Inc.
Additional Information for US Readers
Production net of royalties

	Three months ended
	March 31
	2003	2002

Oil and liquids (bbls/d)
North America	46,103	47,334
North Sea	108,553	126,466
Southeast Asia (1)	12,873	14,382
Algeria	1,451	-
Sudan	28,379	35,998
Synthetic oil (Canada)	2,458	2,794
Total oil and liquids	199,817	226,974

Natural gas (mmcf/d)
North America	687	656
North Sea	129	100
Southeast Asia (1)	85	97
Total natural gas	901	853

Total mboe/d	350	369

(1) Includes operations in Indonesia and Malaysia/Vietnam.

USNetbacks

Talisman Energy Inc.
Additional Information for US Readers
Product Netbacks

		Three months ended
		March 31
(US$ - production net of royalties)		2003	2002
North America	Oil and liquids (US$/bbl)
	Sales price	28.31	16.82
	Hedging (gain)	3.70	(0.62)
	Operating costs	5.31	4.40
		19.30	13.04
	Natural gas (US$/mcf)
	Sales price	5.32	2.06
	Hedging (gain)	0.27	(0.33)
	Operating costs	0.63	0.52
		4.42	1.87
North Sea	Oil and liquids (US$/bbl)
	Sales price	30.56	21.24
	Hedging (gain)	2.48	(0.48)
	Operating costs	9.32	6.76
		18.76	14.96
	Natural gas (US$/mcf)
	Sales price	3.27	3.16
	Hedging (gain)	-	-
	Operating costs	0.40	0.33
		2.87	2.83
Southeast Asia (1)	Oil and liquids (US$/bbl)
	Sales price	31.18	20.60
	Hedging (gain)	4.72	(0.76)
	Operating costs	9.20	7.18
		17.26	14.18
	Natural gas (US$/mcf)
	Sales price	4.03	2.48
	Hedging (gain)	-	-
	Operating costs	0.45	0.27
		3.58	2.21
Algeria	Oil (US$/bbl)
	Sales price	26.71	-
	Hedging (gain)	5.83	-
	Operating costs	8.25	-
		12.63	-
Sudan	Oil (US$/bbl)
	Sales price	29.07	18.41
	Hedging (gain)	-	(0.76)
	Operating costs	4.60	2.95
		24.47	16.22
Total Company	Oil and liquids (US$/bbl)
	Sales price	29.83	19.61
	Hedging (gain)	2.58	(0.58)
	Operating costs	7.69	5.68
		19.56	14.51
	Natural gas (US$/mcf)
	Sales price	4.90	2.23
	Hedging (gain)	0.20	(0.26)
	Operating costs	0.58	0.47
		4.12	2.02

(1) Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations.